EXHIBIT 23.3
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement and related Prospectus of Triarc Companies, Inc. for the registration of 9,684,316 shares of Class B Common Stock, Series 1 (Form S-3, No. 333-1278818) and to the incorporation by reference therein of our report dated March 14, 2005 (except with respect to the third paragraph of Note 10, as to which the date is May 26, 2005, and the first paragraph of Note 19, as to which the date is July 8, 2005) relating to the combined financial statements of RTM Restaurant Group as of May 30, 2004 and May 25, 2003, and for each of the three years in the period ended May 30, 2004, included in Triarc Companies, Inc.'s Current Report on Form 8-K/A dated August 26, 2005 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
November 16, 2005